                                   EXHIBIT 24


                        CONSENT OF INDEPENDENT AUDITORS



     We consent to the incorporation by reference in the registration statements (Form S-8 Nos. 2-33676, 2-56821, 2-60398, 2-77219, 2-77575, 2-83637, 2-
     97935, 33-17831, 33-23601, 33-23603, 33-30927, and 33-54496) pertaining to employee benefit plans of Brown & Sharpe Manufacturing Company of our report dated February 14,1996, with respect to the consolidated financial statements and schedule of Brown & Sharpe Manufacturing Company included in the Annual Report (Form 10-K) for the year ended December 31, 1995.



                                                               ERNST & YOUNG LLP

     Providence, Rhode Island
     March 22, 1996

                                   EXHIBIT 24


                       CONSENT OF INDEPENDENT ACCOUNTANTS



     We consent to the incorporation by reference in the registration statements of Brown & Sharpe Manufacturing Company on Form S-8 (File Nos. 2-33676, 2-56821, 2-60398, 2-77219, 2-77575, 2-83637, 2-97935, 33-17831, 33-23601, 33-
     23603, 33-30927, and 33-54496) of our report dated March 29, 1995, on our audits of the consolidated financial statements and financial statement schedule of Brown & Sharpe Manufacturing Company as of December 31, 1994 and December 25, 1993, and for the years then ended, which report is included in this Annual Report on Form 10-K.



                                                   COOPERS & LYBRAND L.L.P.

     Boston, Massachusetts
     March 27, 1996